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                                                                    EXHIBIT 99.1

[WFI Globe LOGO]
FOR IMMEDIATE RELEASE

Investor/Media Contact:
Mark Francois
Director, Investor Relations
Wireless Facilities, Inc.
858.228.2450
mark.francois@wfinet.com


Wireless Facilities Receives Funds From Recent $45 Million Private Placement And Retires Outstanding Debt From Bank Line of Credit

SAN DIEGO, June 3 /PRNewswire-FirstCall/ -- Wireless Facilities, Inc., (WFI), (Nasdaq: WFII - News), a global leader in the design, deployment and management
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of wireless telecommunications networks, today announced that it has closed its recent $45 million private placement of Series B preferred stock, for a common stock equivalent price of $5.00 per share, to investment funds managed by Oak Investment Partners and Meritech Capital Partners and to a single private investor. The purchasers of the Series B preferred stock have agreed to a lockup with respect to the shares (and the underlying common stock), which will expire in stages beginning 18 months from the date the shares are purchased. The Company also announced that it has utilized a portion of the proceeds to retire $33 million of debt associated with its bank line of credit.

"Having recently signed one of the industry's largest long-term contracts, in conjunction with a significantly stronger balance sheet with greater cash reserves compared to the first quarter, the Company's operating strength has been improved," said Terry Ashwill, Executive Vice President and Chief Financial Officer of WFI. "With a stronger financial position, we can further support our customers' initiatives while evaluating potential new business opportunities as they present themselves."

About Wireless Facilities, Inc.

A global leader in telecommunications outsourcing, Wireless Facilities, Inc. designs, deploys and manages wireless networks for some of the largest cellular, PCS and broadband wireless carriers and equipment suppliers worldwide. Specializing in network architecture and dimensioning of mobile and high speed wireless data systems, including third generation (3G) networks, WFI provides a complete range of network services -- from business and market planning to RF engineering, fixed network engineering, IP and data engineering, site acquisition and development, installation, optimization and maintenance. Headquartered in San Diego, WFI has performed work in over 100 countries since the Company was founded in late 1994. The Company has offices in Dallas, Chicago, Seattle, Reston, Montvale, London, Gothenburg, Mexico City, Sao Paulo, and Beijing. News and information are available at www.wfinet.com.

WFI and the WFI Globe logo are registered trademarks of Wireless Facilities, Inc.

Forward Looking Statement -- This news release contains certain forward-looking statements that involve risks and uncertainties. Words such as "plans," "believes," "may," "will," and similar expressions are intended to identify forward-looking statements. Such statements are only predictions, and the Company's actual results may differ materially from those anticipated in these forward looking statements. Forward looking statements include reference to the Company's belief that higher cash reserves and the retirement of debt will strengthen the Company's standing as a provider of outsourced wireless services to customers. Such statements are only predictions and the company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause the Company's results to differ include, but are not limited to, customer acceptance of the Company's services; changes in the scope or timing of the projects for customers; continued and additional slowdowns in telecommunications infrastructure spending in the United States and globally, which could delay network deployment and reduce demand for the Company's services; the timing, rescheduling or cancellation of significant customer contracts and agreements, or the loss of key customers; the adoption rate of new wireless data services; potential losses arising from business transactions; the rate of adoption of telecom outsourcing by network carriers and equipment suppliers; competition in the marketplace which could reduce revenues and profit margins; and lower customer satisfaction levels for services performed by the Company. These factors and others are more fully discussed under "Risk Factors" and elsewhere in the Company's annual report on Form 10-K and the Company's quarterly report on Form 10-Q filed on March 19, 2002 and May 15, 2002, respectively, with the Securities and Exchange Commission.

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